Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our report dated March 18, 2022 with respect to the consolidated financial statements included in the Annual Report of Driven Brands Holdings Inc. on Form 10-K for the fiscal year ended December 30, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Driven Brands Holdings Inc. on Form S-8 (File No. 333-252122) and on Form S-3 (File No. 333-267385). /s/ GRANT THORNTON LLP Charlotte, North Carolina February 28, 2024